UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2018

Legacy Reserves Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 1800 Midland, Texas		79701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

In connection with filing a registration statement on Form S-3 that Legacy Reserves Inc. (the “Company”) expects to file with the Securities and Exchange Commission (the “SEC”) promptly after filing this Current Report on Form 8-K, the Company is disclosing certain unaudited pro forma condensed consolidated financial information for the Company for the year ended December 31, 2017 and as of and for the six months ended June 30, 2018.

As further described therein, the unaudited pro forma condensed consolidated financial information gives effect to the previously announced and completed transactions contemplated by the Amended and Restated Agreement and Plan of Merger, dated July 9, 2018, by and among the Company, Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), Legacy Reserves GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Legacy Reserves Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, and the GP Purchase Agreement, dated March 23, 2018, by and among the Company, the General Partner, the Partnership, Lion GP Interests, LLC, Moriah Properties Limited, and Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., DAB Resources, Ltd. and H2K Holdings, Ltd. (such transactions referred to herein collectively as the “Corporate Reorganization”). The Corporate Reorganization was completed on September 20, 2018.

The unaudited pro forma condensed consolidated financial information is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Dated: October 4, 2018	By:	/s/ James Daniel Westcott
	Name: Title:	James Daniel Westcott President and Chief Financial Officer